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                            [PEAT MARWICK LLP LOGO]
                             3100 Two Union Square
                                601 Union Street
                             Seattle, WA 98101-2327



                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS
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The Board of Directors
Heritage Savings Bank:


We consent to the use of our report incorporated herein and to the reference to our firm under the headings "Heritage Savings Bank and Subsidiaries Consolidated Statements of Income," "The Conversion - Effects of Conversion to Stock Form on Deposits and Borrowers of the Bank - Tax Effects," "Legal and Tax Opinions," and "Experts" in the prospectus.





                                        /s/ KPMG PEAT MARWICK LLP
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                                        KPMG Peat Marwick LLP


Seattle, Washington
June 22, 1998